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                                                                   Exhibit 23(b)


                                   CONSENT OF
                  UNITED ENERGY DEVELOPMENT CONSULTANTS, INC.



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             CONSENT OF UNITED ENERGY DEVELOPMENT CONSULTANTS, INC.
         INDEPENDENT PETROLEUM ENGINEERING & GEOLOGICAL CONSULTING FIRM

UEDC, as an independent petroleum engineering and geological consulting firm, hereby consents to the use of:

        o its Geologic Evaluation, dated May 6, 2003, for the Crawford and Mercer Prospect Areas, Pennsylvania;

        o its Geologic Evaluation dated May 6, 2003, for the Fayette Prospect Area, Pennsylvania; and

        o its Geologic Evaluation dated May 6, 2003, for the Armstrong Prospect Area, Pennsylvania

in the Registration Statement and any supplements thereto, including post-effective amendments, for Atlas America Public #12-2003 Program, and to all references to UEDC as having prepared such report and as an expert concerning such report.



UEDC, Inc.



/s/ Robin Anthony
________________________________________
Robin Anthony   5/08/03
Geologist       Pittsburgh, Pennsylvania